Exhibit 99.1

News Corp To Review Strategic Options for News America Marketing

As Part of Efforts to Simplify the Company’s Structure and Enhance Shareholder Value, News Corp is Reviewing Options for its News America Marketing business, Including a Potential Sale

New York, NY – June 18, 2019 – News Corp announced today that to optimize its portfolio and simplify the structure of the Company, it is actively evaluating strategic options for its News America Marketing business (NAM).

The review of NAM, one of the most valued partners in the marketing services industry for brands, retailers and technology innovators, includes exploring a potential sale. This process is being undertaken in order to allow greater focus on News Corp’s primary pillars, including the creation and distribution of premium content and global digital real estate services.

“We believe this strategic review will result in enhanced shareholder value, as we seek to streamline our company, with the aim of greater transparency and profitability,” said Robert Thomson, Chief Executive of News Corp. “Candidly, the NAM business has been transformed from one based on newspaper inserts to one of the leading in-store marketing companies in the US, with a growing digital component and an expanding array of tech partners.”

“With its extensive access to first-party shopper data, close relationships with consumer goods companies and placements in thousands of retail stores, NAM can track the shopper journey between customers and some of the biggest brands and largest retailers,” said Mr. Thomson.  “NAM is a crucial player in the digital evolution of retail media and an innovator in in-store marketing.”

NAM has a proprietary database of millions of shoppers and extensive purchase data, which allows retailers and brand partners to target the right people in the right place at the right time.  The business has comprehensive in store marketing media options in over 60,000 stores in the US and Canada, and reaches households across the country with circulation of more than 60 million through nearly 2,000 publications.

NAM also has digital solutions to turn shoppers into buyers through mobile cash back apps, retailer load-to-card programs and print-at-home couponing.  In addition, the business has a digital media network, powered by first-party shopper data, including programmatic display, email, social and video to help brands and retailers connect with consumers. NAM has a sales force of more than 300 people in 12 offices across the US and Canada.

News Corp has retained Allen & Company LLC as its financial advisor to assist the Company in its review of NAM; there is no assurance regarding the timing of any action or transaction, nor that the strategic review will result in a transaction or other strategic change.

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Forward-Looking Statements
This release contains forward-looking statements based on current expectations or beliefs, as well as assumptions about future events, and these statements are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The words “expect,” “estimate,” “anticipate,” “predict,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. These statements appear in a number of places in this release and include statements with respect to, among other things, the strategic review and potential sale of the Company’s News America Marketing business. Readers are cautioned that any forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Many factors, such as the risks and uncertainties related to the review of strategic alternatives for the News America Marketing business, including not completing a transaction or pursuing other strategic alternatives or not completely realizing the anticipated benefits from any such transaction, could cause actual results to differ materially from those described in these forward-looking statements. The forward-looking statements in this release speak only as of this date and the parties undertake no obligation (and expressly disclaim any obligation) to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About News Corp

News Corp (Nasdaq: NWS, NWSA; ASX: NWS, NWSLV) is a global, diversified media and information services company focused on creating and distributing authoritative and engaging content. The company comprises businesses across a range of media, including: news and information services, subscription video services in Australia, book publishing, and digital real estate services. Headquartered in New York, News Corp operates primarily in the United States, Australia, and the United Kingdom, and its content is distributed and consumed worldwide. More information is available at: http://www.newscorp.com.

Contacts

News Corp Investor Relations
Michael Florin
212-416-3363
mflorin@newscorp.com

News Corp Corporate Communications
Jim Kennedy
212-416-4064
jkennedy@newscorp.com